                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                -----------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) March 26, 2002
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                                  GenCorp Inc.
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               (Exact Name of Registrant as Specified in Charter)



            Ohio                        1-01520                 34-0244000
            ----                        -------                 ----------
(State or Other Jurisdiction       (Commission File            IRS Employer
      of Incorporation)                 Number)             Identification No.)



Highway 50 and Aerojet Road, Rancho Cordova, California           95670
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         (Address of Principal Executive Offices)               (Zip Code)


P.O. Box 537012, Sacramento, California                         95853-7012
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         (Mailing Address)                                      (Zip Code)


Registrant's telephone number, including area code (916) 355-4000
                                                   --------------


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ITEM 7.  EXHIBITS

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
Table                                                                                           Exhibit
Item No.        Exhibit Description                                                             Number
--------        -------------------                                                             ------

  99            GenCorp Inc.'s press release dated March 26, 2002, in which GenCorp              99.1
                announced first quarter 2002 results, posting segment operating income in the first quarter of 2002 of $19 million, as compared to $9 million in the first quarter 2001, an increase of 111 percent.


ITEM 9. REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.1 and incorporated herein by this reference is the text of the registrant's press release which was issued on March 26, 2002.

Exhibit 99.1 is a GenCorp Inc. press release dated March 6, 2002 in which GenCorp announced first quarter 2002 results, posting segment operating income in the first quarter of 2002 of $19 million, as compared to $9 million in the first quarter 2001, an increase of 111 percent.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              GENCORP INC.


                          By: /s/ William R. Phillips
                              ----------------------------------------
                              Name:  William R. Phillips
                              Title: Senior Vice President, Law,
                                     General Counsel and Secretary

Dated:  March 28, 2002